Exhibit 10.1

KANGAROO HOLDINGS INC.

2007 EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. A maximum of 4,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. To the extent that any Award granted under the Plan terminates, expires or is canceled without having been exercised, the Stock covered by such Award shall again be available for Awards under the Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422, Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after June 30, 2017, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Awards may not be transferred other than by will or by the laws of descent and distribution, and, during a Participant’s lifetime, Awards requiring exercise may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable, and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then vested and exercisable, and any Stock Options that become vested and exercisable as a result of the cessation of the Participant’s Employment, will remain exercisable for the lesser of (i) a period of 90 days, or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or Disability, or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator determines that such cessation of Employment is the result of Cause.

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(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not unless otherwise specified in an Award, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. Except as otherwise provided in an Award, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (but shall not reduce the number of shares available under the Plan as set forth in Section 4 above).

(9) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A to the extent applicable, or (ii) satisfies such requirements.

(10) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(11) Other Restrictions. For the avoidance of doubt, Awards and Stock issued upon exercise of Awards may be subject to restrictions under other agreements to which Participants are, or may become, party.

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(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise in an Award, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment (in cash or Stock, as applicable) required under the Award, if any. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check reasonably acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program reasonably acceptable to the Administrator, (iii) by other means reasonably acceptable to the Administrator or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares of Stock in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may reasonably prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, Etc. Except as otherwise provided in an Award:

(1) Assumption or Substitution. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the holders of Stock of the Company retain their shares of Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

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(2) Cash-Out of Awards. In the event of (i) a dissolution or liquidation of the Company or any of its Affiliates, (ii) a sale, directly or indirectly, of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company or any of its Affiliates in which the Company or any of its Affiliates is not the surviving corporation or (iv) a merger or consolidation involving the Company or any of its Affiliates in which the Company or any of its Affiliates is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Administrator shall, in its sole discretion (a) have the power to provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an award on some or all of the property for which the stock underlying such Awards are exchanged, and, incident thereto, make an equitable adjustment, as reasonably determined by the Administrator, in the exercise price of Awards, or the number or kind of securities or amount of property subject to the Awards and/or, (b) if appropriate, cancel, effective immediately prior to such event, any outstanding Award (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Stock, equal to the excess of (1) the value, as determined by the Administrator in its good faith discretion, of securities and/or property (including cash) received by such holders of shares of Stock as a result of such event over (2) the exercise price, as the Administrator may in good faith consider appropriate to prevent dilution or enlargement of rights; provided, that the Administrator shall not exercise discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(3) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject as of such transaction and that did not lapse (and were not satisfied) in connection with such transaction. In the case of Restricted Stock that does not vest in connection with such transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with such transaction be placed in escrow, or otherwise be made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number or change in the kind of issued shares of stock or securities that results from a subdivision or consolidation of shares of Stock, the payment of a stock dividend or from a recapitalization, or any other increase, decrease or other change in the number of such shares effected without receipt of consideration by the Company, the Administrator shall make such adjustments with respect to the number of shares of Stock or other securities specified in Section 4(a) above, the number and kind of shares of Stock or other securities subject to the Awards and/or the exercise price per share of Stock or other security, as the Administrator may consider appropriate to prevent the enlargement or dilution of rights.

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(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1) above, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan, or to remove any restriction from shares of Stock previously delivered under the Plan, until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved, (ii) if a Public Market for the Stock exists, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Plan or an Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

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11. MISCELLANEOUS

(a) WAIVER OF JURY TRIAL. BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE PLAN AND ANY AWARD, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT CERTIFIES THAT NO OFFICER, REPRESENTATIVE OR ATTORNEY OF THE COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that (i) nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax, and (ii) nothing in this Section 11(b) shall limit the liability of the Company to any Participant or to the estate or beneficiary of such Participant by reason of the failure of an Award to satisfy the requirements of Section 409A to the extent such failure results from the Administrator’s gross negligence in connection with the administration of the Plan.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board, except that the Board may delegate its authority under the Plan to a committee of the Board, in which case references herein to the Board shall refer to such committee. The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan).

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) Restricted Stock

“Board”: The Board of Directors of the Company.

“Cause”: The termination of the Participant’s Employment on account of “Cause” has the meaning ascribed to it in the Participant’s Award, or, if there is no definition of “Cause” in the Participant’s Award, in the Participant’s employment agreement with the Company or its Affiliates, or, if the Participant does not have an employment agreement or there is no definition of “Cause” in the Participant’s employment agreement, (i) the willful failure by the Participant to substantially perform his duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Participant’s negligence, willful misconduct or illegal conduct in the performance of his duties for the Company or any

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Affiliate which has resulted in, or is reasonably expected to result in, injury to the Company or any Affiliate; (iii) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving theft or embezzlement, or a felony; or (iv) the breach by the Participant of any obligations under any written agreement or covenant with the Company or any of its Affiliates, or of any fiduciary duty or any material act of disloyalty, in any case, which has resulted in or is reasonably expected to result in injury to the Company or any Affiliates.

“Change in Control”: shall have the meaning set forth in the Company’s Stockholders Agreement dated as of June 14, 2007.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute, as from time to time in effect.

“Company”: Kangaroo Holdings, Inc.

“Disability”: a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its discretion, or as specified in the Participant’s Award; provided, that in the event the Participant is party to an effective employment agreement or other written agreement with respect to the termination of a Participant’s Employment, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement shall be substituted for the definition set forth above for all purposes hereunder.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship (including, for the avoidance of doubt, service as a director) with the Company or any of its Affiliates. Employment will be deemed to continue so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 hereto to, the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate, unless the Participant transfers Employment to the Company or any of its remaining Affiliates.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of any date (i) prior to the existence of a Public Market for the Stock, the value per share of Stock as reasonably determined in good faith by the Board, taking into account the fair market value of the entire equity of the Company determined on a going concern basis as between a willing buyer and a willing seller, and taking into account any relevant factors determinative of value, without, however, giving effect to any discount for any lack of liquidity attributable to a lack of a Public Market, any block discount or discount attributable to the size of any person’s holdings of Stock, any minority interest or any voting rights or lack thereof; or (ii) on which a Public Market for the Stock exists, (a) closing price on such day of a share of Stock as reported on the principal securities exchange on which shares of

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Stock are then listed or admitted to trading, or (b) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System, or (c) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Administrator. The Fair Market Value of a share of Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Administrator. In the event that the price of a share of Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Administrator in good faith to reflect the fair market value of a share of Stock.

“Good Reason”: means any of the following: (i) a reduction by the Company in the Employee’s base salary or benefits as in effect immediately prior to a Change in Control, unless a similar reduction is made in salary and benefits of all employees, or (ii) the Company requires the Employee to be based at or generally work from any location more than 50 miles from the location at which the Employee was based or generally worked immediately prior to a Change in Control. Notwithstanding the foregoing, if, as of the date of determination, the Participant is a party to an effective employment agreement or other written agreement with respect to the termination of a Participant’s Employment or an Award that contains or operates under a different definition of the term “Good Reason” (or any derivation of such term), the definition used by (i) first, such employment agreement or (ii) second, absent an employment agreement, such other written agreement, shall be substituted for the definition set forth above for all purposes hereunder.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Plan”: The Kangaroo Holdings, Inc. 2007 Equity Incentive Plan, as from time to time amended and in effect.

“Public Market”: A Public Market shall be deemed to exist for purposes of the Plan if the Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

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“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Securities Act”: The Securities Act of 1933, as amended.

“Stock”: Common Stock of the Company, par value $ 0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

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FIRST AMENDMENT TO THE KANGAROO HOLDINGS, INC.

2007 EQUITY INCENTIVE PLAN

The Kangaroo Holdings, Inc. 2007 Equity Incentive Plan is hereby amended as follows:

Clause (b) of the definition of Change of Control is hereby amended in its entirety to read as follows:

“(b) any change in the ownership of the Stock if, immediately after giving effect thereto, the Investors and their Affiliates (each as defined in the Company’s Stockholders Agreement dated as of June 14, 2007) shall own less than 25% of the Equivalent Shares (as defined in the Company’s Stockholders Agreement dated as of June 14, 2007); provided, however, that this clause (b) shall not apply to any change in the ownership of the Stock that occurs while there is a Public Market (as defined in this Plan) for the Stock.”

This amendment to the definition of Change of Control shall not apply to the existing Stock Option Award Agreements issued to Elizabeth Smith and Joseph Kadow.

Approved and adopted by the Kangaroo Holdings, Inc. Board of Directors on December 2, 2010.

Bloomin’ Brands, Inc.

SECRETARY’S CERTIFICATE

The undersigned, being the duly elected and authorized Secretary of Bloomin’ Brands, Inc., a Delaware corporation formerly known as Kangaroo Holdings, Inc. (the “Company”), hereby certifies that the following resolution amending the Company’s 2007 Equity Incentive Plan (the “Equity Plan”) was duly adopted by the Board of Directors of the Company on October 26, 2007:

RESOLVED: The Equity Plan is hereby amended by deleting the first sentence of Section 4(a) of the Equity Plan and substituting in its place the following: “A maximum of 6,272,320 shares of Stock may be delivered in satisfaction of Awards under the Plan.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 5, 2012.

/s/ Joseph J. Kadow

Joseph J. Kadow

Secretary

Bloomin’ Brands, Inc.

SECRETARY’S CERTIFICATE

The undersigned, being the duly elected and authorized Secretary of Bloomin’ Brands, Inc., a Delaware corporation formerly known as Kangaroo Holdings, Inc. (the “Company”), hereby certifies that the following resolution amending the Company’s 2007 Equity Incentive Plan (the “Equity Plan”) was duly adopted by the Board of Directors of the Company on July 29, 2011:

RESOLVED: That the Equity Plan is hereby amended by deleting the first sentence of Section 4(a) of the Equity Plan and substituting in its place the following: “A maximum of 11,700,000 shares of Stock may be delivered in satisfaction of Awards under the Plan.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 5, 2012.

/s/ Joseph J. Kadow

Joseph J. Kadow

Secretary

Bloomin’ Brands, Inc.

SECRETARY’S CERTIFICATE

The undersigned, being the duly elected and authorized Secretary of Bloomin’ Brands, Inc., a Delaware corporation formerly known as Kangaroo Holdings, Inc. (the “Company”), hereby certifies that the following resolution amending the Company’s 2007 Equity Incentive Plan (the “Plan”) was duly adopted by the Board of Directors of the Company on December 9, 2011:

RESOLVED, that the number of shares of KHI common stock that may be delivered in satisfaction of awards under the Plan is hereby increased from 11,700,000 to 12,350,000 shares.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 5, 2012.

/s/ Joseph J. Kadow

Joseph J. Kadow

Secretary